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                                                                   Exhibit 10.22

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, UNLESS SO REGISTERED OR THE TRANSACTION RELATING THERETO SHALL BE EXEMPT WITHIN THE MEANING OF SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER. IN ADDITION, SUCH TRANSACTION MUST COMPLY WITH THE PROVISIONS SET FORTH IN SECTION 205 OF THE LOAN AGREEMENT. BECAUSE OF THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY OF THE AGENT.

                        CRONOS FINANCE (BERMUDA) LIMITED
                                  SECURED NOTE

$25,000,000.00                                                             No. 1


        KNOW ALL PERSONS BY THESE PRESENTS that CRONOS FINANCE (BERMUDA) LIMITED, a company organized and existing under the laws of the Islands of Bermuda (the "Company"), for value received, hereby promises to pay to MeesPierson N.V., or its registered assigns, at the principal office of the Agent named below, the principal sum of Twenty- Five Million Dollars ($25,000,000), which sum shall be payable on the dates and in the amounts set forth herein, in the Loan Agreement, dated as of July 30, 1999 (the "Loan Agreement"), among the Company, MeesPierson N.A., as agent (the "Agent"), and MeesPierson N.V. and First Union National Bank (each a "Noteholder" and together the "Noteholders"). Capitalized terms not otherwise defined herein will have the meaning set forth in the Loan Agreement as the same may be amended or supplemented from time to time.

        Payment of the principal and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. Principal and interest are payable on each Payment Date in immediately available funds to the extent set forth in the Loan Agreement from funds on deposit in the Trust Account and the Restricted Cash Account and as further set forth in Articles II and III of the Loan Agreement.

        This Note shall bear interest on the unpaid principal balance hereof at a rate per annum equal to the Interest Rate for the applicable Interest Period. Interest payable on this Note shall be calculated as set forth in the Loan Agreement.

        This Note shall be an obligation of the Company, and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Loan Agreement, for the equal and ratable benefit of the Holders, from time to time, of the Notes (the "Noteholders"). Except to the extent set forth in the Guaranty, dated July 30, 1999 (the "Guaranty") between The Cronos Group ("Guarantor") and Agent, no other Person shall be liable for any obligation of the Company under the Loan Agreement or this Note or any losses incurred by the Holder of this Note.



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        Except to the extent set forth in the Guaranty, no recourse may be taken, directly or indirectly, with respect to the obligations of the Company on this Note or under the Loan Agreement or any certificate, statement or other writing delivered in connection herewith or therewith, against any incorporator, subscriber, agent, administrator, shareholder, partner, officer or director, as such, of the Company or any predecessor, successor, Affiliate or controlling person of the Company, or against any stockholder of a corporation, partner of a partnership or beneficiary or equity owner of a trust, succeeding thereto (all of the foregoing, collectively, the "Exculpated Parties"), it being understood (and any holder of this Note, by its acceptance thereof, shall be deemed to have consented and agreed) that recourse shall be solely to the Collateral. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. No suit, claim or proceeding shall be brought against the Exculpated Parties or any of them for any obligation under or relating to this Note, the Loan Agreement or any agreement, instrument, certificate or other document delivered in connection therewith.

        The Agent or Company may require payment by the Noteholder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of this Note.

        The Company, the Agent and any agent of the Company may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Company, the Agent, nor any other such agent shall be affected by notice to the contrary.

        This Note may be prepaid with penalty as set forth in Section 203 of the Loan Agreement, at the Company's option, upon such notice and in the minimum amounts set forth in Section 203 of the Loan Agreement.

        If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

        The Noteholder shall have no right to enforce the provisions of the Loan Agreement or to institute an action to enforce the covenants, or to take any action with respect to a default under the Loan Agreement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Loan Agreement; provided, however, that nothing contained in the Loan Agreement shall affect or impair any right of enforcement conferred on the Noteholder to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Noteholder is deemed to have covenanted and agreed that it will not institute against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than at such time as permitted in Section 1211 of the Loan Agreement.

        All terms and provisions of the Loan Agreement are herein incorporated by reference as if set forth herein in their entirety.



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        IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Loan Agreement and the issuance of this Note, do exist, have happened and have been timely performed in regular form and manner as required by law.

        This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted with, the laws of the State of New York, without giving effect to the principles of conflicts of laws.



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        IN WITNESS WHEREOF, Cronos Finance (Bermuda) Limited has caused this
Note to be duly executed by its duly authorized representative, on this __ day of ____________, 1999.


                                            CRONOS FINANCE (BERMUDA) LIMITED


                                            By:   /s/ C.P. LANGLEY
                                               ---------------------------------
                                            Its:  Attorney-in-Fact
                                                --------------------------------